                                                                      Exhibit 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)


                                       Six Months              Six Months
                                          Ended                  Ended
                                       December 31             December 31
                                          1996                    1995

Primary
-------

Net Income                             $   (1,434)             $    3,246
                                       ==========              ==========

Weighted Average Shares Outstanding     7,908,375               7,724,559

Incremental Shares from Assumed
     Exercise of Stock Options            100,587                 198,444
                                       ----------              ----------

Total Shares                            8,008,962               7,923,003
                                       ==========              ==========


Primary Per Share Amounts
-------------------------

Net Income                             $    (0.18)             $     0.41
                                       ==========              ==========


Fully Diluted *
-------------

Net Income                             $   (1,434)             $    3,246
                                       ==========              ==========

Weighted Average Shares Outstanding     7,908,375               7,724,559

Incremental Shares from Assumed
     Exercise of Stock Options            104,838                 198,444
                                       ----------              ----------

Total Shares                            8,013,213               7,923,003
                                       ==========              ==========


Fully Diluted Per Share Amounts
-------------------------------

Net Income                             $    (0.18)             $     0.41
                                       ==========              ==========




* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)

                                       Three Months           Three Months
                                          Ended                  Ended
                                       December 31             December 31
                                          1996                    1995

Primary
-------

Net Income                             $   (1,649)             $    1,559
                                       ==========              ==========

Weighted Average Shares Outstanding     7,908,563               7,724,891

Incremental Shares from Assumed
     Exercise of Stock Options            100,414                 146,170
                                       ----------              ----------

Total Shares                            8,008,977               7,871,061
                                       ==========              ==========


Primary Per Share Amounts
-------------------------

Net Income                             $    (0.21)             $     0.20
                                       ==========              ==========


Fully Diluted *
-------------

Net Income                             $   (1,649)             $    1,559
                                       ==========              ==========

Weighted Average Shares Outstanding     7,908,563               7,724,891

Incremental Shares from Assumed
     Exercise of Stock Options            104,838                 183,304
                                       ----------              ----------

Total Shares                            8,013,401               7,908,195
                                       ==========              ==========


Fully Diluted Per Share Amounts
-------------------------------

Net Income                             $    (0.21)             $     0.20
                                       ==========              ==========



* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.